Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sunrise Senior Living, Inc. of our report dated February 27, 2009, relating to the consolidated financial statements of AL U.S. Development Venture, LLC as of and for the years ended December 31, 2008 and December 31, 2007, included in the Annual Report on Form 10-K/A of Sunrise Senior Living, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
McLean, Virginia
July 23, 2009